Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated July 28, 2003 except for Note 21, as to which the date is March 31, 2004, relating to the financial statements and financial statement schedule, which appears in MemberWorks Incorporated Current Report on Form 8-K dated September 10, 2004. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




PricewaterhouseCoopers LLP

New York, New York

September 10, 2004.